

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
June 30, 1996 and the related Statements of Consolidated Income, Retained
Earnings and Cash Flows for the six months ended June 30, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>      0000022606
<NAME>     Commonwealth Edison Company
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                        DEC-31-1996
<PERIOD-START>                           JAN-01-1996
<PERIOD-END>                             JUN-30-1996
<BOOK-VALUE>                                PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                 17,356,146
<OTHER-PROPERTY-AND-INVEST>                1,476,768
<TOTAL-CURRENT-ASSETS>                     1,365,645
<TOTAL-DEFERRED-CHARGES>                           0<F1>
<OTHER-ASSETS>                             2,996,060
<TOTAL-ASSETS>                            23,194,619
<COMMON>                                   2,677,485
<CAPITAL-SURPLUS-PAID-IN>                  2,206,911
<RETAINED-EARNINGS>                          892,836
<TOTAL-COMMON-STOCKHOLDERS-EQ>             5,777,232
<PREFERRED-MANDATORY>                        245,609
<PREFERRED>                                  507,926
<LONG-TERM-DEBT-NET>                       5,970,266<F2>
<SHORT-TERM-NOTES>                             7,550
<LONG-TERM-NOTES-PAYABLE>                          0<F2>
<COMMERCIAL-PAPER-OBLIGATIONS>               326,850
<LONG-TERM-DEBT-CURRENT-PORT>                687,625
<PREFERRED-STOCK-CURRENT>                     43,574
<CAPITAL-LEASE-OBLIGATIONS>                  412,936
<LEASES-CURRENT>                             181,645
<OTHER-ITEMS-CAPITAL-AND-LIAB>             9,033,406<F3>
<TOT-CAPITALIZATION-AND-LIAB>             23,194,619
<GROSS-OPERATING-REVENUE>                  3,231,121
<INCOME-TAX-EXPENSE>                         179,536<F4>
<OTHER-OPERATING-EXPENSES>                 2,493,146
<TOTAL-OPERATING-EXPENSES>                 2,677,720
<OPERATING-INCOME-LOSS>                      553,401
<OTHER-INCOME-NET>                          (15,734)<F4><F5>
<INCOME-BEFORE-INTEREST-EXPEN>               542,705
<TOTAL-INTEREST-EXPENSE>                     267,366
<NET-INCOME>                                 275,339
<PREFERRED-STOCK-DIVIDENDS>                   32,986
<EARNINGS-AVAILABLE-FOR-COMM>                242,353
<COMMON-STOCK-DIVIDENDS>                     171,358
<TOTAL-INTEREST-ON-BONDS>                          0<F6>
<CASH-FLOW-OPERATIONS>                       898,557
<EPS-PRIMARY>                                   1.13
<EPS-DILUTED>                                      0

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.

<F2> $1,048,750 thousand of notes and long-term notes payable to bank is included in LONG-TERM-DEBT-NET.

<F3> Includes $200,000 thousand of company-obligated mandatorily redeemable preferred securities of subsidiary trust.

<F4> A tax benefit of $5,038 thousand related to non-operating activities is included in INCOME-TAX-EXPENSE.

<F5> Includes $8,480 thousand of provision for preferred securities dividends of subsidiary trust.

<F6> This item is not disclosed as a separate line item on the Statement of
     Consolidated Income.

